EXHIBIT 99.1

CERTIFICATIONS OF MICHAEL S. DELL, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, AND JAMES M. SCHNEIDER, SENIOR VICE PRESIDENT

AND CHIEF FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION 1350, AS
ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael S. Dell, Chairman and Chief Executive Officer of Dell Computer Corporation (the “Company”), hereby certify that (a) the Company’s Quarterly Report on Form 10-Q for the quarter ended May 2, 2003, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 16, 2003	/s/ MICHAEL S. DELL Michael S. Dell Chairman of the Board and Chief Executive Officer, Dell Computer Corporation

I, James M. Schneider, Senior Vice President and Chief Financial Officer of Dell Computer Corporation (the “Company”), hereby certify that (a) the Company’s Quarterly Report on Form 10-Q for the quarter ended May 2, 2003, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 16, 2003	/s/ JAMES M. SCHNEIDER James M. Schneider Senior Vice President and Chief Financial Officer, Dell Computer Corporation

The foregoing certifications are being furnished solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and are not being filed as part of the Form 10-Q or as separate disclosure documents. Signed originals of these written statements have been provided to Dell and will be retained by Dell and furnished to the Securities and Exchange Commission or its staff upon request.